UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2009

SLM CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2009, SLM Corporation (the "Company") and the parties to the Company’s revolving Five Year Credit Agreement, dated October 20, 2005 ("2010 Credit Agreement") and the parties to the Company’s revolving Five Year Credit Agreement, dated October 20, 2006 ("2011 Credit Agreement") agreed to amend each facility to remove commitments from Aurora Bank, FSB ("Aurora Bank"), formerly known as Lehman Brothers Bank, a subsidiary of Lehman Brothers Holdings Inc, which declared bankruptcy on September 15, 2008. As a result, the new aggregate level of commitments is $1.895 billion for the 2010 Credit Agreement and $1.590 billion for the 2011 Credit Agreement. These amendments did not result in any cost to the Company and other terms and conditions of the 2010 Credit Agreement and 2011 Credit Agreement were unchanged. As discussed in the Company’s Form 10-Q dated September 30, 2009, the Company had been operating under the assumption that the lending commitments of Aurora Bank would not be honored if drawn upon and had not anticipated that it would replace these commitments. These amendments carried out those assumptions. See Management’s Discussion and Analysis of Financial Condition and Results of Operations, LIQUIDITY AND CAPITAL RESOURCES - Primary Sources of Liquidity and Available Capacity in the Company’s Form 10-Q, dated September 30, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

November 18, 2009	By:	/s/ MARK L. HELEEN

Name: MARK L. HELEEN
Title: EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL